UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

HOUSTON, APRIL 4, 2008 - Landry’s Restaurants, Inc. (NYSE: LNY – News; the "Company"), stated today that its Special Committee of the Board of Directors has received a new letter from Tilman J. Fertitta, Chairman, President and CEO, offering to acquire all of the Company’s outstanding common stock for $21.00 per share in cash, representing a 37% premium over the closing price of the Company’s common stock on April 3, 2008. According to Mr. Fertitta’s letter, since approximately two months from the date of his initial offer, the credit market conditions have significantly worsened, making it far more costly to obtain the debt financing required to consummate the proposed transaction. Additionally, the economy has continued its downward trend and prospects for an improved credit market or economy remain poor. As a result, he is revising his offer to acquire all of the outstanding shares of the Company’s common stock to a cash purchase price of $21.00 per share. The letter further provides that Mr. Fertitta is prepared to proceed with the transaction and has delivered a letter from the investment bank Jefferies & Company, Inc. indicating that they were highly confident in their ability to consummate the debt financing required to complete the proposed transaction. The total value of the transaction is estimated to be approximately $1.3 billion, which includes Mr. Fertitta’s 39% equity ownership of the Company, as well as additional substantial cash equity.

The Company’s Board of Directors has established a Special Committee of independent directors to review Mr. Fertitta’s proposal. As previously announced, the Special Committee has been authorized to conduct a strategic alternative analysis with respect to the Company. Such strategic alternative analysis will consider, among other things, the proposal received from Mr. Fertitta. If the Special Committee determines that the sale of the Company is in the best interest of the Company and stockholders, there can be no assurance that any agreement on financial and other terms satisfactory to the Special Committee will result in the approval of the proposal from Mr. Fertitta, or if approved, that stockholders will vote in favor of such proposal.

As of this date, neither the Special Committee nor the Company has received any other offers or proposals.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit
99.1 Press Release dated April 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

April 4, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 4, 2008